EXHIBIT 10.6
LETTER AGREEMENT DATED MAY 16, 2000 BETWEEN THE COMPANY AND DLT ENTERTAINMENT
LTD.

DON TAFFNER'S
DLT ENTERTAINMENT LTD
31 WEST 58th STREET. NEW YORK, N.Y. 10019
TELEPHONE (212) 245-M0
Fax: (212! 315o1132
Telex: 820084


Dated as of May 16, 2000


Mr. Joey Di Francesco
Raven Moon International, Inc.
120 International Parkway - Suite 220
Heathrow, FL 32746

     Re: Gina D's Kids Club

Dear Joey:

     This sets forth the terms and conditions of the agreement (the "Agreement") between Raven Moon International ("Producer") located at 120 International Parkway -- Suite 220, Heathrow, Florida 32746 and DLT Entertainment Ltd. ("DLT") including where applicable DLT's subsidiaries, subdistributors, sublicensees and/or agents, located at 31 West 56 Street, New York, NY 10019 relating to the television series entitled "Gina D's Kid's Club" (the "Program"). The Program shall initially consist of three (3) half (1/2) hour episodes, with additional half (1/2) hour episodes to be produced, in the event DLT obtains a broadcaster commitment.

1.   GRANT OF RIGHTS
     ---------------

     In the event DLT obtains a broadcaster commitment in the United States, Producer hereby grants to DLT the exclusive right to distribute, license, market and exploit the Program in the Media in the Licensed Territory hereinafter provided. Such rights include the right to dub the Program into foreign languages, and to make cuts or edits to meet censorship and time segment requirements. DLT shall use its best efforts, subject to DLT's reasonable business judgment, to maximize the exploitation of the rights granted hereunder. All rights not granted to DLT herein are reserved to Producer.

2.   MEDIA
     -----

     The rights hereunder shall permit DLT to exploit the Program in all forms of television now or hereafter known, (including, but not limited to, free television, cable television, pay cable television, subscription television, over-the-air pay television, closed circuit television, master antenna television, direct broadcast satellite television), all forms of home video now or hereafter known, (including, but not limited to, videocassette, videodiscs, CD-ROM, all forms of DVD, video games), non-theatrical, armed forces and in-flight use. (the "Media").

3.   LICENSED TERRITORY
     ------------------

     The rights hereunder shall permit DLT to exploit the Program throughout the world. ("Licensed Territory").

4.   TERM
     ----

     The tern of this Agreement shall commence one (1) year from the later of the date of delivery of the three (3) half (1/2) hour episodes or October 1, 2000 and shall continue through and until September 30, 2001 (the "Term"). If DLT obtains a broadcaster commitment, then the Term shall be automatically extended for five (5) years from the date of the initial broadcast license. Thereafter, the Term shall be automatically renewed for additional two (2) year periods, unless either party notifies the other to the contrary at least sixty
(60) days prior to the end of the then current period.


5.   APPROVAL OF AGREEMENTS
     ----------------------

     The principal business terms of all agreements to be made by DLT in connection with the Program shall be subject to Producer's prior approval and DLT shall provide Producer with a fully executed copy of each such agreement. Producer will not unreasonably withhold or delay any such approval. Failure to obtain such approval due to time constraints or inadvertence shall not be a breach of the Agreement or impair the effectiveness of the Agreement.

6.   DELIVERY
     --------

     Producer shall timely deliver to DLT such first-class technically acceptable broadcast quality elements of the Program as are necessary for DLT to perform DLT's services hereunder.

     These shall include but not be limited to:

          1- Digital betacam - NTSC (Action to Action - No Commercial Breaks) Videocassette Master with STEREO MIXED ENGLISH AUDIO on Channels I and 2 and STEREO MUSIC AND EFFECTS on Channels 3 and 4

          1 - Post Production "As Broadcast" dialogue continuity script

          Set of Music Cue Sheets

          Promotional materials including slides, photographs, press releases.

                  VHS preview copies to be created by Producer at the sole cost of Producer. Producer shall pay the cost of shipping the VHS preview copies.

     In the event DLT requires additional materials after satisfactory delivery, DLT will advance, as a distribution expense, the cost of creating and delivering such materials, provided that any services required to be rendered by Producer shall be provided without change.

7.   COMMISSIONS
     -----------

     a. DLT's distribution commissions shall be applied to one hundred percent (100%) of Gross Receipts as follows:

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-------------------------------------------------------------------------------
UNITED STATES, Its Territories and Possessions
-------------------------------------------------------------------------------
Network Prime Time Exhibition:                                   10%
NBC, CBS, ABC, FOX and PBS
-------------------------------------------------------------------------------
Cable television, pay cable television, subscription             20%
television, over-the-air pay television, closed circuit
television, master antenna television, direct broadcast
satellite television and any "network" not included in
the above Network Prime Time Exhibition category.
-------------------------------------------------------------------------------
Home video (in any format), non-theatrical, armed                25%
forces and in-flight use.
-------------------------------------------------------------------------------
Syndication and any other use not specifically                   30%
mentioned elsewhere.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
WORLDWIDE, excluding the United States, its territories and possessions
-------------------------------------------------------------------------------
Non-theatrical, home video (in any format),                      25%
interactive media, video game and similar media,
armed forces and in-flight use.
-------------------------------------------------------------------------------
All forms of television                                          30%
-------------------------------------------------------------------------------

     b. With respect to the home video rights, DLT shall have the option of either licensing these rights to a third party at the commission rates set forth above or releasing the home video through DLT's own division. In the event DLT's division releases the home video, OLT will then be responsible for all aspects of marketing the home video including but not limited to creating the video sleeve, printing, tape duplicating, shipping, etc. DLT will collect all Gross Receipts and will then deduct from the Gross Receipts all of the costs associated with the creation and release of the home video and share the balance of the remaining revenue on a 50/50 split.

     c. "Gross Receipts" is defined to mean all revenue (without any deductions), generated by the exploitation of the Program by DLT, its subsidiaries, sub-distributors, sublicensees and agents with the exception of barter sales where the barter agent's commission shall first be deducted.

     d. "Net Receipts" is defined as Gross Receipts less DLT's distribution commissions.

     e. After the termination of this Agreement, DLT shall nevertheless be entitled to receive commissions due it in respect of all agreements entered into or substantially negotiated during the Term, and any renewals and extensions thereof for the exploitation of the Program in the Licensed Territory.

8.   DISTRIBUTION COSTS AND EXPENSES
     -------------------------------

     a. After deduction of the commissions set forth in paragraph 7 above, DLT shall recoup from the Net Receipts of the Program all reasonable direct distribution costs and expenses, including but not limited to the Program costs associated with promotional cassettes, rating service fees, withholding taxes, shipping of promotional material, the manufacture of prints and videotapes, music and effects tracks, script duplication, publicity material, bank transfer charges, insurance, dubbing and production of foreign language tracks and advertising expenses. DLT agrees that all marketing-related expenses for publicity and advertising shall be subject to Producer's prior approval.

     b. Producer shall bear the cost of all licenses, fees, royalties and other required payments in connection with reruns and reuses of the Program including but not limited to residual and other similar payments required by any applicable union or guild agreement relative to persons performing services in the production of the Program. DLT shall supply Producer with all necessary reports and information reasonably required to calculate and make such payments.

9.   REPORTS AND ACCOUNTINGS
     -----------------------

     a. DLT shall report and account to Producer in writing within thirty (30) days following the end of each calendar quarter. The reports shall contain such information and data as conform with normal and standard industry practice and such other reasonable information and data as shall be requested by Producer.

     b. After retaining DLT's commissions and recouping distribution costs as provided in paragraphs 7 and 8 hereof, DLT shall attach to the report(s) a check payable to Producer in the appropriate amount for the balance of Gross Receipts received during the period covered by the report(s), less U.S. withholding tax, if applicable. With respect to blocked or restricted funds, DLT will report such funds to Producer and, to the extent permitted by applicable law, Producer will have the right to require DLT to deposit Producer's share of such funds in its bank account in the country where such funds are blocked or restricted.

     c. DLT shall keep true, complete and accurate books of account and records consistent with generally accepted accounting procedures pertaining to an financial transactions in connection with the performance of DLT's obligations under this Agreement. Such books and records shall be available for inspection by Producer or their representatives at DLT's place of business during normal business hours no more than once a year during the Term or any extensions or renewals thereof at a time or times mutually acceptable to DLT and Producer upon thirty (30) days written notice from Producer.

10.  MERCHANDISING/LICENSING
     -----------------------

     Producer shall retain the merchandising, licensing, book publishing and music rights in and to the Program and DLT shall receive ten percent (10%) of all Gross Receipts derived from the exploitation of such media. Producer shall be obligated to report and account to DLT in writing within thirty (30) days following the end of each calendar quarter, The reports shall contain such information and data as conform with normal and standard industry practice and. such other reasonable information and data as shall be requested by DLT.

11.  COPYRIGHT
     ---------

     Producer shall insure that its copyright of the Program is properly registered and shall use reasonable steps to ensure that the copyright of the Program is properly protected in any market in which the Program is distributed by DLT.

12.  WARRANTY
     --------

     a. Producer represents and warrants that Producer has the right to grant DLT the rights granted herein and that DLT's exercise of those rights will not infringe or violate the rights of any third party. Producer shall maintain a standard Errors and Omissions insurance policy for the Program during the Term hereof and any extensions or renewals thereof having limits of not less than One Million Dollars ($1,000,000) for any single occurrence and of not less than Three Million Dollars ($3,000,000) for all occurrences taking place in any one year. Such insurance shall provide for coverage of DLT, its affiliated companies and the officers, directors, agents and employees of the same.

     b. Producer represents and warrants that it has obtained and fully paid for the necessary music synchronization licenses for the exploitation and exhibition of the Program as contemplated herein throughout the Term in the Licensed Territory hereof and any extensions thereof; and that all musical compositions in the Program are controlled by ASCAP, BMI or another performing rights society having jurisdiction, or are in the public domain, or are controlled by Producer (in which case licenses thereof are hereby granted at no cost to DLT).

     c. DLT represents and warrants that it has the right to enter into this Agreement. DLT further warrants that it will not duplicate or otherwise reproduce the Program in any manner, nor permit any of its sublicensees to do so, except specifically in connection with the distribution of the Program as permitted hereunder.

     d. DLT represents and warrants that it shall use its best efforts to market, distribute and otherwise exploit the Program as permitted hereunder.

     e. DLT represents and warrants that it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and that neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement has or will constitute a breach or default of DLT under any contract, instrument or agreement to which DLT is a party.

13.  INDEMNIFICATION
     ---------------

     Producer shall defend, indemnify and hold DLT harmless from and against any demand, claim, action, liability,-and expense (including reasonable attorneys' fees) arising out of Producer's breach of any of the representations, warranties, or provisions contained in this Agreement; provided, that DLT shall promptly notify Producer of any such demand, claim, etc., and that Producer shall have the right to control the defense and to approve any settlement thereof.

     DLT shall defend, indemnify, and hold Producer harmless from and against any demand, claim, action, liability and expense (including reasonable attorneys' fees) arising out of DLT's failure to perform its services as provided in this Agreement; provided, that Producer shall promptly notify DLT of any such demand, claim, etc., and that DLT shall have the right to control the defense and to approve any settlement thereof.

14.  DEFAULT
     -------

     At any time during the Term hereof, or any extensions or renewals, if DLT is in breach or default of any material covenant, undertaking or agreement contained in this Agreement and fails to cure, correct or remedy such breach or default within ten (10) days after receipt of written notice from Producer specifying same, or if DLT is adjudicated a bankrupt, or petitions for or consents to any relief under any bankruptcy reorganization, receivership, liquidation, compromise or arrangement or moratorium statutes, whether now in force or hereafter enacted, or makes an assignment for the benefit of creditors, or a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of DLT's assets and such receiver or custodian is not discharged within thirty (30) days from the date of appointment thereof, then, in any of said events, Producer may exercise all or any of the remedies, rights or privileges hereinafter outlined which shall be deemed to be cumulative and not exclusive. Such remedies, rights and privileges are:

     a. To cancel and terminate this Agreement, effective upon written notice to DLT, in which event DLT shall have no further rights to negotiate, solicit or enter into agreements or licenses with respect to the Program and Producer shall be relieved of any further obligations to DLT hereunder other than the obligation, if any, to pay commissions to DLT with respect to license fees received by Producer before or after such termination under license agreements entered into by DLT hereunder before such termination.

     b. To exercise such other rights or remedies as Producer may have at law, including without limitation Producer's right if any, to recover damages in the event of DLT's breach or default.

     c. To perform all existing license agreements previously obtained or entered into hereunder and to receive and apply the proceeds of such license agreements in accordance with the provisions of this Agreement, including the payment to DLT of any commissions payable to DLT hereunder on account of license fees derived from such license agreements.

15.  NOTICES
     -------

     Any notice required to be given hereunder shall be .given in writing and delivered personally or sent by facsimile, prepaid telegram or certified mail to each of the parties at their respective addresses hereinabove set forth or at such other addresses as any party may hereafter notify the other of in such manner. Any notice sent by facsimile, telegram or by certified mail shall be deemed given on the day such notice is given to the telegraph office or mailed, as the case may be. Notice by facsimile shall only be effective if actual receipt thereof by an individual, natural person of suitable authority for the notice concerned can be demonstrated by the party serving the notice.

16.  MISCELLANEOUS
     -------------

     a. This Agreement shall not be construed so as to constitute a partnership or a joint venture between the parties hereto, and no party is deemed to be the representative or the agent of the other and neither party by virtue of this Agreement shall have any right, power or authority, express or implied, to act on behalf of or enter into any undertaking binding the other party except as herein otherwise provided.

     b. This Agreement shall be governed by the law of the State of New York applicable to contracts to be performed wholly in New York and the state and/or federal courts of New York shall have exclusive jurisdiction.

     c. This Agreement constitutes and contains the entire understanding between the parties and cannot be changed or modified except in a writing signed by both of the parties hereto.

     d. No term or provision hereof shall be deemed waived or any breach excused, unless such waiver or consent shall be in writing and signed by the party claimed by the other to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     Please indicate your agreement with the foregoing by signing in the space provided below for your signature.


Very truly yours, DLT Entertainment Ltd.


By:  /s/  Gwen Borins
   ---------------------------------
          Gwen Borins

Date:  June 2, 2000
     -------------------------------

ACCEPTED AND AGREED TO:

RAVEN MOON INTERNATIONAL


By:  /s/  Joey DiFrancesco
   ---------------------------------
          Joey DiFrancesco

Date:  June 9, 2000
     -------------------------------